EXHIBIT 10.1


                    RESEARCH COLLABORATION AGREEMENT BETWEEN
             THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK
                                AND B TWELVE LTD.

         AGREEMENT made this 19 day of August 1999 by and between THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK, a non-profit, educational corporation organized and existing under the laws of the State of New York, with its principal offices located at State University Plaza, Albany, New York (mailing address: Post Office Box 9, Albany New York 12201-0009), hereinafter referred to as the "FOUNDATION", acting on behalf of the State University of New York Health Science Center at Brooklyn, hereinafter referred to as "UNIVERSITY," and B TWELVE LTD., a corporation organized and existing under the laws of the Province of Ontario, with its principal office located at Suite 3303, 130 Adelaide Street West, Toronto, Ontario, Canada, M5H 3P5, hereinafter referred to as "COLLABORATOR".

         WHEREAS, COLLABORATOR is engaged in the development of Vitamin B12-related agents that have potential utilization in patient care and treatment; and

         WHEREAS, UNIVERSITY has existing antibodies to human transcobalamin II which inhibit the uptake of Vitamin B12 as described in Exhibit A (hereinafter referred to as the "Antibodies"), as well as research facilities and situations that would allow investigation and study of other Vitamin B12-related agents as described in Exhibit B (hereinafter referred to as the "Research Plan"); a copy of both Exhibits A and B are attached hereto and incorporated in their entirety herein by reference; and

         WHEREAS, both COLLABORATOR and UNIVERSITY consider it desirable to evaluate the Antibodies and perform the Research Plan;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, COLLABORATOR and UNIVERSITY agree as follows:

                         I. Evaluation of the Antibodies

1.       Providing Antibodies/Option to License

             a. UNIVERSITY agrees to provide the Antibodies to COLLABORATOR for the purpose of evaluation of potential therapeutic utility. UNIVERSITY further agrees to provide COLLABORATOR any required or necessary technical support and/or know-how for evaluation of the same by COLLABORATOR during the period of this Research Collaboration Agreement.

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             b. UNIVERSITY hereby grants COLLABORATOR an option to negotiate and acquire an exclusive, world-wide. royalty bearing license to the Antibodies (including patent applications. patents and copyrights thereon) following COLLABORATOR evaluation of the same. DIVERSITY hereby warrants that it has the exclusive right to license the Antibodies subject only to any residual rights of the United States government pursuant to 35 U.S.C. 200 et. seq. COLLABORATOR shall have six (6) months from the date of receipt of the Antibodies (and any required or necessary technical support and/or know-how for evaluation of same) to exercise this option by giving written notice to UNIVERSITY of the same. COLLABORATOR agrees to comply with U.S. Government regulations concerning inventions sponsored by the U.S. Government.

             c. If COLLABORATOR elects to exercise its option to negotiate and acquire such a license in the time and manner provided in Article I.1.b. herein above, COLLABORATOR and UNIVERSITY agree to enter into good faith negotiations regarding the terms and conditions of said license, and further agree to negotiate license fee rates and other payments that are fair and reasonable to both parties. If UNIVERSITY and COLLABORATOR fail to enter into an agreement during that period of time [the license option period], COLLABORATOR shall have a right of first refusal to any terms generally more favorable offered by UNIVERSITY to a third party for a period of one (1) year thereafter.

             d. In the event that the parties fail to reach an agreement regarding the terms and conditions of said license as provided in Article I.1.c. herein above, six (6) months after COLLABORATOR notification to UNIVERSITY of COLLABORATOR exercise of said option pursuant to Article I.1.b. herein above, UNIVERSITY shall have the right to enter into a license agreement concerning the Antibodies with a third party.

                           II. Collaborative Research

         1. Research Team The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to Article II.3.3. herein to conduct and monitor the research in accordance with the Research Plan. Although members of the Team shall be considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment.

         2. Review of `Work Periodic conferences shall be held by the Team to review work progress.

         3. Principal Investigators Research work under this Agreement will be performed by the UNIVERSITY Laboratory identified in the Research Plan and the UNIVERSITY Principal Investigator(s) designated in the Research Plan will be responsible for the scientific and technical conduct of this project on behalf of the

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UNIVERSITY. Also designated in the Research Plan is the COLLABORATOR Principal
Investigator who will be responsible for the scientific and technical conduct of this project on behalf of the COLLABORATOR.

         4. Research Plan Change The Research Plan may be modified by mutual written consent of the Principle Investigators. Substantial changes in the scope of the Research Plan will be treated as amendments under Article 111.18.

                        III. Performance of the Research

         1. Engagement COLLABORATOR agrees to engage the services of UNIVERSITY as an independent contractor to perform the Research. The Research will be under the supervision of Dr. Edward V. Quadros, Associate Professor of Medicine (Research), Department of Medicine, and Dr. Sheldon P. Rothenberg, Professor of Medicine, Department of Medicine (hereinafter referred to as "Principal Investigators"), at UNIVERSITY, with the assistance of appropriate associates and colleagues at UNIVERSITY as may be required. No other persons may be substituted for the Principal Investigators without COLLABORATOR's written approval. COLLABORATOR may exercise the Termination provisions of Article
III.16. herein below if satisfactory substitutes are not identified.

         2. Research UNIVERSITY agrees as an independent contractor to conduct the Research. Such Research was originally approved by UNIVERSITY in accordance with UNIVERSITY policy and may be subsequently amended only in accordance with UNIVERSITY policy and the written agreement of UNIVERSITY and COLLABORATOR as provided for in Article III.18. herein below. UNIVERSITY will apply its best efforts to complete the Research, and will follow commonly accepted professional standards.

         3. Invention and Patents

             a. For all purposes herein, "Invention" shall mean discovery, concept or idea whether or not patentable or copyrightable, which (i)- arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and/or reduced to practice during the term of the Agreement as defined in Article III.15. herein below; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating, thereto. An Invention made, using UNIVERSITY facilities, solely by one or both of the Principal Investigators and/or other UNIVERSITY personnel as identified in Article III.1. herein above or agents of UNIVERSITY shall be the sole property of UNIVERSITY. An invention made jointly by employees or agents of UNIVERSITY, using, UNIVERSITY's facilities, and COLLABORATOR, using COLLABORATOR's facilities, shall be jointly owned by UNIVERSITY and COLLABORATOR. An Invention made solely by employees or agents of COLLABORATOR, using COLLABORATOR's facilities, shall


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be the sole property of COLLABORATOR and are not subject to the terms and conditions of this Agreement.

             b. In the event that an Invention is made. either solely by employees or agents of UNIVERSITY. using UNIVERSITY facilities. or jointly by employees or agents of UNIVERSITY and COLLABORATOR. using UNIVERSITY or COLLABORATOR facilities, UNIVERSITY and COLLABORATOR agree to give notice of such Invention to each other within three (3) months of the identification of such Invention. Within six (6) months of notice of Invention, UNIVERSITY and COLLABORATOR will thereupon exert their best reasonable efforts in cooperation with each other to investigate, evaluate and determine to the mutual satisfaction of both parties, the disposition of rights to the Invention, including whether. by whom. and where any patent applications are to be filed.

             c. If, after consultation with COLLABORATOR, it is agreed by the parties that a patent application should be filed, UNIVERSITY will prepare and file appropriate United States and foreign patent applications on an Invention made under this Agreement, and COLLABORATOR, will pay the cost of preparing, filing and maintenance thereof. If COLLABORATOR notifies UNIVERSITY that it does not intend to pay the costs of an application, then UNIVERSITY may file such application at its own expense, and COLLABORATOR shall have no rights to such Invention except those provided in Article III.3.d. herein below. UNIVERSITY will provide COLLABORATOR a copy of any patent application filed on an Invention made under this Agreement, as well as copies of any documents received or filed during prosecution thereof. COLLABORATOR agrees to maintain any such application and documents in confidence until it is published by UNIVERSITY or by the respective patent office.

             d. UNIVERSITY hereby grants COLLABORATOR a royalty free license, during the period of this Research Collaborative Agreement, to use an Invention made under this Agreement within COLLABORATOR's own organization for research purposes only, including subsidiaries if 50% or more owned by COLLABORATOR.

             e. In addition, UNIVERSITY hereby grants COLLABORATOR an option to negotiate and acquire an exclusive, world-wide, royalty-bearing license to the Invention (as well as patent applications, patents, and copyrights thereon), provided that COLLABORATOR shall pay all costs and expenses associated with patent and copyright filing, prosecution, issuance, and maintenance thereof. COLLABORATOR shall have six (6) months from the date of notice of Invention from UNIVERSITY pursuant to Article III.3.b. herein above. to Live written notice to UNIVERSITY exercising said option. UNIVERSITY may, at its discretion, grant further extensions to this option period. If UNIVERSITY and COLLABORATOR fail to enter into an agreement during that period of time [the license option period], COLLABORATOR shall have a right of first refusal to any terms generally more favorable offered by UNIVERSITY to a third party for a period of one (1) year thereafter.

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             f. In the event that COLLABORATOR elects to exercise its option to negotiate and acquire such a license in the time and manner provided in Article II1.3.e. herein above. the parties agree to enter into good faith negotiations regarding the terms and conditions of said license and further agree to negotiate to license fee rates and other payments that are fair and reasonable to both parties.

             g. In the event that the parties fail to reach an agreement regarding the terms and conditions of said license, six (6) months after COLLABORATOR's notification to L:\IVERSITY of COLLABORATOR's exercise of said option pursuant to Article III.3.e herein above unless the option period has been extended by UNIVERSITY at its discretion, UNIVERSITY shall have the right to enter into a license agreement concerning the same Invention with a third party.

         4. Confidentialitv: Because UNIVERSITY and COLLABORATOR will be cooperating with each other in this Research, and because each may reveal to the other in the course of this Research certain confidential information, UNIVERSITY and COLLABORATOR agree to use best efforts to hold in confidence any confidential information which (a) is obtained from the other during, the course of this work and (b) is related thereto and (c) is marked as "CONFIDENTIAL", and each party will use best efforts not disclose the same to any third party without the express written consent of the other party to this Agreement. This requirement shall remain in force for a period of five (5) years following completion of work under this Agreement. Nothing in this paragraph shall in any way restrict the rights of either UNIVERSITY or COLLABORATOR to use, disclose or otherwise deal with any information which:

             a. Can be demonstrated to have been in public domain as of the effective date of this Agreement or comes into the public domain through the term of this Agreement through no act of the recipient; or

             b. Can be demonstrated to have been known to the recipient prior to the execution of this Agreement; or

             c. Can be demonstrated to have been rightfully received by the recipient after disclosure under this Agreement from a third party who did not require the recipient to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, under obligation of confidentiality to the disclosing party.

          5. Publication Rights. Notwithstanding the provisions of Article IIIA. of this Agreement, UNIVERSITY may publish scientific papers relating to the Research performed under this Agreement. In the event that UNIVERSITY wishes to publish, UNIVERSITY shall notify COLLABORATOR of its desire to publish at least sixty (60) days in advance of publication and shall furnish to COLLABORATOR a written description of the subject matter of the publication in order to permit COLLABORATOR to review and comment thereon. In order to fully protect the rights of UNIVERSITY and COLLABORATOR, any contemplated publication containing details of the Research, whether or not patentable may be withheld at COLLABORATOR's request until a patent
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application is filed or other appropriate steps to protect commercial value have been completed.

         6. Publicitv. UNIVERSITY acknowledges COLLABORATOR's intention to distribute periodically informational releases and announcements to the news media regarding the progress of the Research. COLLABORATOR shall not release such materials containing the name of UNIVERSITY or any of its employees without prior written approval by an authorized representative of UNIVERSITY, and said approval shall not be unreasonably withheld. Should UNIVERSITY reject the news release, UNIVERSITY and COLLABORATOR agree to discuss the reasons for UNIVERSITY's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. COLLABORATOR reserves the same right in the event that UNIVERSITY desires to distribute a news release concerning the Research.

         7. Responsibility. The parties agrees to assume individual responsibility for the actions and omissions of their respective employees, agents and assigns in conjunction with the Research.

         8. Independent Contractor. While UNIVERSITY and COLLABORATOR will Cooperate in the Research performed under this Agreement, COLLABORATOR will not have the right to control the activities of UNIVERSITY in performing the services provided herein, and UNIVERSITY shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no circumstances shall UNIVERSITY be considered to be an employee or went of COLLABORATOR. This Agreement shall not constitute, create or on any way be interpreted as a joint venture, partnership or formal business organization of any kind.

         9. Title to Equipment. UNIVERSITY shall retain title to all equipment purchased and/or fabricated by it with funds provided by COLLABORATOR under this Agreement.

         10. Survivorship. The provisions of Article I and III.3., 4., 6. and
13. shall survive any expiration or termination of this Agreement.

         11. Reports and Meetings. Written project reports summarizing the Research shall be provided to COLLABORATOR by UNIVERSITY every three (3) months, and a final report shall be submitted by UNIVERSITY within sixty (60) days of the conclusion of the term of this Agreement as identified in Article 111. 15. herein below. During the term of this Agreement, representatives of UNIVERSITY will meet with representatives of COLLABORATOR at times and places mutually agreed upon to discuss the progress and results of the Research, as well as future work to be conducted.

         12. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that

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COLLABORATOR may assign this Agreement to any purchaser or transferee of all or substantially all of COLLABORATOR's business upon prior written notice to UNIVERSITY.

         13. Indemnification. UNIVERSITY shall. to the extent authorized under the Constitution and the laws of the State of New York, indemnify and hold harmless COLLABORATOR from liability resulting from the negligent acts or omissions of UNIVERSITY, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement: provided, however, that UNIVERSITY shall not hold COLLABORATOR harmless from claims arising out of the negligence of COLLABORATOR. its officers, agents or any person or entity not subject to UNIVERSITY's supervision or control.

             COLLABORATOR shall indemnify and hold harmless UNIVERSITY, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by COLLABORATOR of the results of the Research, provided, however, that the following is excluded from COLLABORATOR's obligation to indemnify and hold harmless:

             a. The negligent failure of UNIVERSITY to comply with any applicable governmental requirements; or

             b. The negligence of willful malfeasance by a regent, officer, agent or employee of UNIVERSITY.

         14. Award.

             a. SPONSOR agrees to pay UNIVERSITY an amount not to exceed one hundred and twenty four thousand and eight hundred and sixty two dollars and 00/1000 ($124,862), for expenses and other related costs incurred in conjunction with the Research. This amount, as shown by approximate category of expense in Exhibit C (for information purposes only), shall be payable according to the following schedule:

   Payment Date               Research Period          Payment Amount
   ------------               ---------------          --------------
 1. Aug. 1, 1999       1. Aug. 1 - Oct. 31, 1999      1. $31.215.50
 2. Nov. 1, 1999       2. Nov. 1 -Jan. 31, 2000       2. 531,215.50
 3. Feb. 1, 2000       3. Feb. 1 - Apr 30, 2000       3. 531,215.50
 4. May 1, 2000        4. May 1-July 31, 2000         4. S31,215.50

             b. At the end of the Basic term specified in Article 111. 15. below (i.e., Research Period 4.) UNIVERSITY shall refund to COLLABORATOR any difference between the amount paid by COLLABORATOR and the amount incurred in conjunction with the Research during the Basic term. Any difference remaining after the Basic term

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may. at COLLABORATOR's option, be applied to COLLABORATOR's payments due during future terms.

         15. Basic Term. This Agreement shall become effective as of the date written above and. unless earlier terminated as hereinafter provided. shall continue in force for one (1) year, from August 1,1999 through July 31, 2000.

         16. Default and Termination. In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof. notwithstanding anything to the contrary contained in this Agreement. Termination of this Agreement shall not affect the rights and obligations of the parties that accrued prior to the effective date of termination. COLLABORATOR shall pay UNIVERSITY for all reasonable expenses incurred or committed to be expended as of the effective termination date, subject of the maximum amount as specified in
Article III.14. herein above, and any payments made in excess of this amount shall be promptly refunded to COLLABORATOR.

         17. Entire Agreement. The parties acknowledge that this Agreement and attached Exhibits A, B and C represent the sole and entire Agreement between the parties hereto ' pertaining to the Research and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

         18. Reform of Agreement. If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to the valid and enforceable; or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect. '

         19. Notices. Any notices, statements, payments, or reports required by this Agreement shall be considered given if sent by United States Certified Mail postage prepaid and addressed as follows:

                   If to UNIVERSITY:
                         The Research Foundation of State University of New York Office of Sponsored Program Services
                         Post Office Box 9
                         Albany, New York
                         12201-0009

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                   If to COLLABORATOR:
                         President
                         B Twelve Ltd.
                         Suite 3303, 130 Adelaide Street `Vest
                         Toronto, Ontario
                         M5H 3P5

         20. Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York and with applicable laws of the United States of America.

         IN WITNESS WHEREOF, UNIVERSITY and COLLABORATOR entered into this Agreement effective as of the date first herein above written.

COLLABORATOR:                                UNIVERSITY:

/s/ Uri Sagman                               /s/ Dennis M. Loudon
    ----------------------------                 -------------------------------
    Signature                                    Signature

Dr. Uri Sagman                              Dennis M. Loudon
---------------------------------           ------------------------------------
Name                                        Name

President and CEO                           Senior Associate Attorney
---------------------------------           ------------------------------------
Title                                       Title

Attachments:
Exhibit A
Exhibit B
Exhibit C

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                                    EXHIBIT A

 Receptor blocking antibodies (monoclonal Type I)

 This mAb blocks the binding, of TCII - CbI to the cell surface receptor (TCR).

          1.       R2-2              (ATCC HB 11939)

          2.       R3-11             (ATCC HB 11938)

          3.       R4-7              (ATCC HB 11940)

Cobalamin blocking antibodies (monoclonal Type II)

This mAb blocks the binding CbI to TCII.

          1.       1-6b1

          2.       1-9b1

          3.       3-9b1

          4.       2-bbl

          5.       5-18bl

Binding (Does not affect receptor or Cbl binding) (monoclonal Type III)

This mAb binds TC II at a site distant to the Cbl binding or receptor binding region of TCII.

          1.       1-12b

          2.       Q 1-2b

          3.       Q 2-2b

          4.       3. 5b

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                                    EXHIBIT B

 Receptor - Transcobalamin II as a target for inducing auoptosis and for delivery of therapeutic compounds to cells

         A research proposal submitted to: B Twelve Ltd, Toronto, Canada

              Co-Principal Investigators: Edward V. Quadros, Ph.D.
                                          Sheldon P. Rothenberg, M.D.

Introduction:

Background.

Research Objectives:

1.       TCII receptor (TCR)

2.       Generation of monoclonal antibodies (mAb) to TCR

3. Evaluation of monoclonal antibodies to human TCII for cross-species reactivity

4.       Cobalamin analogues